Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of First Financial Holdings, Inc. (“First Financial”) consists of:

•	24,000,000 shares of common stock, par value $.01 per share; and

•	3,000,000 shares of preferred stock, par value $.01 per share.

As of June 30, 2009, there were 11,699,426 shares of our common stock issued and outstanding and 65,000 shares of our preferred stock issued and outstanding, all of which consisted of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (the “Series A Preferred Stock”), which we issued, along with a ten-year warrant to purchase 483,391 shares of our common stock, to the United States Department of the Treasury (“Treasury”) on December 5, 2008 pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program. The terms of our Series A Preferred Stock are set forth in the certificate of designation for such stock, which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on December 5, 2008 and incorporated herein by reference.

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Certificate of Incorporation, the certificate of designation for the Series A Preferred Stock, our Bylaws, and to applicable Delaware law.

Common Stock

General. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, distributions or provisions for distributions in settlement of the liquidation account established in connection with the conversion of First Federal from the mutual to the stock form of ownership, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred stock that may then be outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Restrictions on Dividends and Repurchases Under Agreement with Treasury. The securities purchase agreement we entered into with Treasury in connection with the sale of the Series A Preferred Stock to Treasury provides that prior to the earlier of (i) December 5, 2011 and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by Treasury to third parties, we may not, without the consent of Treasury, (a) increase the cash dividend on our common stock or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock (other than the

Series A Preferred Stock) or trust preferred securities. The securities purchase agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on December 5, 2008 and incorporated herein by reference. In addition, the terms of the Series A Preferred Stock prohibit us from paying any dividends on our common stock (or on any series of preferred stock then outstanding ranking junior to the Series A Preferred Stock as to the payment of dividends) unless we are current in our dividend payments on the Series A Preferred Stock.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the certificate of designation relating to that series of preferred stock. Accordingly, the terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below are not complete. You should refer to the certificate of designation with respect to the establishment of a particular series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General. Our Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 3,000,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. Therefore, without shareholder approval (except as may be required under the terms of the Series A Preferred Stock or by the rules of The Nasdaq Stock Market or any other exchange or market on which our securities may then be listed or quoted), our Board of Directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.

Under our Certificate of Incorporation our board of directors may issue the remaining 2,935,000 authorized but unissued preferred stock in one or more series and may fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the Delaware law, relating to the powers, designations, rights, preferences, and restrictions thereof, including but not limited to:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise provided in the certificate of designation relating to a particular series of the preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. . The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

•

equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to amend our Certificate of Incorporation or the certificate of designation for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or payments upon our liquidation, dissolution or winding up. Dividends are payable quarterly on the Series A Preferred Stock at a rate of 5% per annum from the date of issuance through but excluding February 15, 2014 and at a rate of 9% per annum on and after February 15, 2014. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued but unpaid dividends on the Series A Preferred Stock.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at such rates and on such dates described, if any, in the applicable certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our Board of Directors or as specified in the applicable certificate of designation.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as established by our Board of Directors. If our Board of Directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable certificate of designation.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable certificate of designation relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable certificate of designation.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our Board of Directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable certificate of designation for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights. Unless otherwise described in the applicable certificate of designation, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Certificate of Incorporation.

Under regulations adopted by our bank regulator, the Office of Thrift Supervision (“OTS”), if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 10% or more of such series that is a company may then be subject to regulation as a savings and loan holding company. In addition, at such time as such series is deemed a class of voting securities, (a) any holder that is a bank holding company or savings and loan holding company may be required to file a notice with or obtain the approval of the Federal Reserve Board or the OTS to acquire or retain 5% or more of that series and (b) any person may be required to obtain the approval of the OTS to acquire or retain 10% or more of that series.

Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable certificate of designation for any series of preferred stock will specify the terms of any such exchange.

Anti-takeover Effects

The provisions of our Certificate of Incorporation, our Bylaws, and Delaware law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

Authorized Shares. Our Certificate of Incorporation authorizes the issuance of 24,000,000 shares of common stock and 3,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Board of Directors. Our Board of Directors is divided into three classes, each of which contains approximately one-third of the members of the Board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our Certificate of Incorporation described below that limit the ability of shareholders to remove directors and that permit only the remaining directors to fill any vacancies on the Board of Directors, have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Our Certificate of Incorporation provides that the size of the Board shall be not less than seven or more than 15 (excluding directors, if any, to be elected by holders of preferred stock, voting separately as a class) as set in accordance with the Bylaws. In accordance with our Bylaws, the number of directors is currently set at 9. Our Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of incumbent members of the Board. The Certificate of Incorporation further provides that a director (other than one elected by the holders of one or more series of preferred stock) may be removed from the Board of Directors prior to the expiration of his term only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) or by the affirmative vote of two-thirds of the directors then in office.

The foregoing description of our Board of Directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock. The terms of the Series A Preferred Stock provide that the holders of the Series A Preferred Stock have the right to elect two directors in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods, whether or not consecutive. This right will terminate and the terms of such directors will end at the time all unpaid dividends on the Series A Preferred Stock have been paid in full.

Cumulative Voting, Special Meetings and Action by Written Consent. Our Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, the Certificate of Incorporation provides that special meetings of shareholders may be called only by our Board of Directors or a committee of the Board. In addition, the Certificate of Incorporation provides that shareholders may not act by written consent without a meeting.

Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. Our Certificate of Incorporation requires the approval of the holders of at least 80% of the outstanding shares of our voting stock, and the holders of a majority of the outstanding shares of our voting stock not deemed beneficially owned by a “Related Person” (as defined therein), to approve certain “Business Combinations” (as defined therein) involving a Related Person except in cases where the proposed transaction has been approved by a majority of the members of our Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term “Related Person” is defined to include any individual, corporation, partnership or other entity which owns beneficially 15% or more of the outstanding shares of common stock of First Financial or any affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any “Business Combination,” which is defined to include: (i) any merger or consolidation of First Financial with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of First Financial or of a subsidiary of First Financial to a Related Person; (iii) any merger or consolidation of a Related Person with or into First Financial or a subsidiary of First Financial; (iv) any sale, lease, exchange, transfer, or other disposition of certain assets of a Related Person to First Financial or a subsidiary of First Financial; (v) the issuance of any securities of First Financial or a subsidiary of First Financial to a Related Person; (vi) the acquisition by First Financial or a subsidiary of First Financial of any securities of a Related Person; (vii) any reclassification of common stock of First Financial or any recapitalization involving the common stock of First Financial; or (viii) any agreement or other arrangement providing for any of the foregoing.

Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder” (for purposes of Section 203), that person may not engage in certain business combinations with the corporation for a period of three years unless one of the following three exceptions applies:

•	the corporation’s board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested stockholder;

•

the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction in which it became an interested stockholder, excluding voting stock owned by directors who are also officers and certain employee stock plans; or

•

the business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of shareholders.

A Delaware corporation may elect not to be governed by Section 203. We have not made such an election and accordingly are subject to Section 203.

Amendment of Certificate of Incorporation and Bylaws. Amendments to our Certificate of Incorporation must be approved by our Board of Directors by a majority vote of the Board and by our shareholders by a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote on the amendment as a class; provided, however, that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions relating to shareholder meetings, cumulative voting, the number, classification and removal of directors and the filling of board vacancies, shareholder nominations and proposals, the approval of certain business combinations, board evaluation of a business combination or a tender or exchange offer, limitations on director liability, director and officer indemnification by us and amendment of our Bylaws and Certificate of Incorporation. Our Bylaws may be amended by a majority vote of our Board of Directors, or by a vote of 80% of the total votes entitled to vote generally in the election of directors (considered for this purpose as a single class).

Shareholder Nominations and Proposals. Our Certificate of Incorporation generally requires a shareholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a shareholder meeting to give not less than 30 nor more than 60 days’ advance notice to the Secretary of First Financial Holdings Inc. The notice provision requires a shareholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

The cumulative effect of the provisions of our Certificate of Incorporation and Bylaws and Delaware law described above may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain shareholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.